STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

July 17, 2015

Job Number: C20150717-0643
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20150325814-51	Amendment	1 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20150717-0643
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090204

Filed in the office of	Document Number
Barbara K. Cegavske	20150325814-51
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 07/17/2015 9:00 AM
	Entity Number C21370-2003

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Caprock Oil, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article First is amended as follows:
"The name of the corporation is Stack-It Storage, Inc."

Article Fourth is amended as follows:
"Effective July 16, 2015, one (1) share of common stock will be issued in exchange for ten (10) shares of common stock."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 69.8

4. Effective date and time of filing: (optional) Date: July 16, 2015 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X D. Hughes Watler Jr.

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

STACK-IT STORAGE, INC.
Nevada Business Identification # NV20031447453

Expiration Date: September 30, 2015

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 17, 2015

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law <u>cannot</u> be waived.